Supplementary Risk Factors

Unless these supplemental risk factors indicate otherwise, or the context otherwise requires, references to the term “Black Hills” means Black Hills Corporation and “NorthWestern” means NorthWestern Energy Group, Inc. Capitalized terms used but not defined herein have the meanings ascribed to them in the Current Report on Form 8-K to which these supplementary risk factors are attached as Exhibit 99.4 (the “Financial Statement Form 8-K”).

Risks Related to the Merger

The ability of Black Hills and NorthWestern to complete the Merger is subject to various closing conditions, including the receipt of approval of Black Hills and NorthWestern stockholders and the receipt of consents and approvals from various governmental authorities, which may impose conditions that could adversely affect Black Hills or NorthWestern or cause the Merger to be abandoned. Failure to complete the merger, or significant delays in completing the merger, could negatively affect the trading price of Black Hills common stock or other securities and the future business and financial results of Black Hills.

To complete the merger, Black Hills and NorthWestern stockholders must vote to approve a number of proposals related to the Merger and the Merger Agreement. Further, the Merger is subject to the satisfaction or waiver of certain closing conditions, including, (1) the effectiveness of a registration statement on Form S-4 to be filed in connection with the Merger; (2) subject to certain conditions, the receipt of certain regulatory approvals, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act (the “HSR Act”), and approval from the Federal Energy Regulatory Commission and certain state regulatory commissions, in each case on such terms and conditions that would not result in a material adverse effect on the combined company; (3) the absence of any court order or regulatory injunction prohibiting completion of the Merger; (4) the authorization for listing of shares of Black Hills Common Stock to be issued in connection with the Merger on the New York Stock Exchange (“NYSE”) or other mutually-agreed stock exchange; (5) subject to specified materiality standards, the accuracy of the representations and warranties of each party; (6) compliance by each party in all material respects with its covenants under the Merger Agreement; (7) the absence of a material adverse effect on each party; and (8) receipt by each party of an opinion relating to the anticipated tax-free treatment of the Merger. If the foregoing conditions are not satisfied or waived, one or both of Black Hills or NorthWestern would not be required to complete the Merger.

Black Hills and NorthWestern have not yet obtained stockholder approval or the regulatory consents and approvals required to complete the Merger. Governmental or regulatory agencies could seek to block or challenge the Merger or could impose restrictions they deem necessary or desirable in the public interest as a condition to approving the Merger. Black Hills and NorthWestern will be unable to complete the Merger until the waiting period under the HSR Act has expired or been terminated and the required governmental approvals have been received. Regulatory authorities may impose certain requirements or obligations as conditions for their approval. The Merger Agreement may require Black Hills and/or NorthWestern to accept conditions from these regulators that could adversely impact the combined company. If the required governmental approvals are not received, or they are not received on terms that satisfy the conditions set forth in the Merger Agreement, then neither Black Hills nor NorthWestern will be obligated to complete the Merger.

Black Hills and NorthWestern believe that the Merger will receive the necessary antitrust clearance. However, there can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, of the result of such challenge.

Additionally, even after the statutory waiting period under the antitrust laws and even after completion of the Merger, governmental authorities could seek to block or challenge the Merger as they deem necessary or desirable in the public interest. In addition, in some jurisdictions, a private party could initiate an action under the antitrust laws challenging or seeking to enjoin the Merger, before or after they are completed. Black Hills or NorthWestern may not prevail and may incur significant costs in defending or settling any action under the antitrust laws.

The special meetings at which the Black Hills stockholders and the NorthWestern stockholders will vote on the transactions contemplated by the Merger Agreement may take place before all regulatory approvals have been obtained and, in cases where they have not been obtained, before the terms of any conditions to obtain such regulatory approvals that may be imposed are known. As a result, if stockholder approval of the transactions contemplated by the Merger Agreement is obtained at such meetings, Black Hills may make decisions after the meetings to waive a condition or approve certain actions required to obtain the necessary approvals without seeking further stockholder approval. Such actions could have an adverse effect on the combined company.

If Black Hills and NorthWestern are unable to complete the Merger, or there is a significant delay in completing the Merger, Black Hills would be subject to a number of risks, including the following:

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Black Hills would not realize the anticipated benefits of the Merger, including, among other things, increased operating efficiencies and future cost savings;
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the attention of management of Black Hills may have been diverted to the Merger rather than to its own operations and the pursuit of other opportunities that could have been beneficial to Black Hills;
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the potential loss of key personnel during the pendency of the Merger as employees may experience uncertainty about their future roles with the combined company;
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Black Hills will have been subject to certain restrictions on the conduct of its business, which may prevent Black Hills from making certain acquisitions or dispositions or pursuing certain business opportunities while the Merger is pending;
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the trading price of Black Hills Common Stock or other securities may decline to the extent that the current market prices reflect a market assumption that the Merger will be completed; and
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the parties may be liable for damages to one another, or have to pay a termination fee, under the Merger Agreement.

Black Hills can provide no assurance that the various closing conditions will be satisfied and that the required governmental approvals and other approvals will be obtained, or that any required conditions will not materially adversely affect the combined company following the Merger. In addition, Black Hills can provide no assurance that these conditions will not result in the abandonment or delay of the Merger. The occurrence of any of these events individually or in combination could have a material adverse effect on Black Hills’ results of operations and the trading price of Black Hills Common Stock or other securities.

The Merger Agreement contains provisions that limit Black Hills’ ability to pursue alternatives to the Merger, could discourage a potential acquirer of Black Hills from making a favorable alternative transaction proposal and, in certain circumstances, could require Black Hills to pay a termination fee to NorthWestern.

Under the Merger Agreement, Black Hills and NorthWestern have agreed, subject to certain exceptions with respect to unsolicited proposals, not to directly or indirectly solicit competing acquisition proposals or to enter into discussions concerning, or provide confidential information in connection with, any unsolicited alternative acquisition proposals. Additionally, the Black Hills board of directors and the NorthWestern board of directors are each required to recommend the approval of the applicable transaction-related proposals to its respective stockholders, subject to certain exceptions. Prior to the approval of the transaction-related proposals by their respective stockholders, the Black Hills board of directors or the NorthWestern board of directors may change its recommendation in response to an unsolicited proposal for an alternative transaction, if such board of directors determines in good faith after consultation with its outside legal counsel and financial advisor that the proposal constitutes or would reasonably be expected to lead to a “Superior NorthWestern Proposal” or “Superior Black Hills Proposal”, as applicable (as such terms are defined in the Merger Agreement), and that failure to take such action would be inconsistent with their fiduciary duties under applicable law to the applicable company and its stockholders under applicable law, subject to complying with certain procedures set forth in the Merger Agreement. Prior to the approval of the transaction-related proposals by their respective stockholders, the Black Hills board of directors and the NorthWestern board of directors may also change its recommendation upon the occurrence of a “NorthWestern Intervening Event” or “Black Hills Intervening Event”, as applicable (as such terms are defined in the Merger Agreement), and such board of directors determines in good faith after consultation with its outside legal counsel and financial advisor that failing to change its recommendation would be inconsistent with its fiduciary duties under applicable law, subject to complying with certain procedures set forth in the Merger Agreement. The Merger Agreement is subject to a “force-the-vote” provision, which means neither Black Hills nor NorthWestern would have an independent right to terminate the Merger Agreement to accept a superior proposal. These provisions could discourage a third party that may have an interest in acquiring all or a significant part of Black Hills from considering or proposing that acquisition, even if such third party were prepared to pay consideration with a higher market value than the market value proposed to be received or realized in the merger, or might result in a potential acquirer proposing to pay a lower price than it would otherwise have proposed to pay. As a result of these restrictions, Black Hills may not be able to enter into an agreement with respect to a more favorable alternative transaction, or may be able to do so only by incurring potentially significant liability to NorthWestern.

The Merger Agreement contains certain customary termination rights for each of Black Hills and NorthWestern; provided, that, either party would be required to pay to the other a termination fee equal to $100 million upon termination of the Merger Agreement in certain circumstances involving (i) a change in recommendation by such party’s board of directors (including, in certain circumstances, the failure of such party to publicly reaffirm its recommendation upon request) or (ii) a party entering into a definitive agreement in respect of a competing transaction within twelve months of termination of the Merger Agreement in certain circumstances involving a potential competing acquisition proposal.

Black Hills will be subject to various uncertainties while the Merger is pending that may cause disruption and may make it more difficult to maintain relationships with employees, suppliers and customers.

Uncertainty about the effect of the Merger on employees, suppliers and customers may have an adverse effect on Black Hills. These uncertainties may impair the ability of Black Hills to attract, retain and motivate key personnel until the Merger is completed and for a period of time thereafter, and could cause customers, suppliers and others that deal with Black Hills to seek to change or terminate existing business relationships with Black Hills or not enter into new relationships or transactions.

Employee retention and recruitment may be particularly challenging prior to the completion of the Merger, as employees and prospective employees may experience uncertainty about their future roles with the combined company. Black Hills expects it and NorthWestern to incur incremental costs to address these challenges, which would adversely affect future operating results whether or not the Merger is completed. If, despite Black Hills’ and NorthWestern’s retention and recruiting efforts, key employees depart or fail to continue employment with either company because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the combined company, Black Hills’ financial results could be adversely affected. Furthermore, the combined company’s operational and financial performance following the Merger could be adversely affected if it is unable to retain key employees and skilled workers of Black Hills and NorthWestern. The loss of the services of key employees and skilled workers and their experience and knowledge regarding Black Hills’ and NorthWestern’s businesses could adversely affect the combined company’s future operating results and the successful ongoing operation of its businesses.

Black Hills is subject to risk of the Merger having adverse impact on its credit rating, both while the Merger is pending and following completion of the Merger.

Black Hills cannot be assured that its credit ratings will not be lowered as a result of the Merger or for any other reason, including the failure to consummate the Merger. Any reduction in Black Hills’ credit ratings, or the criteria used by rating agencies to determine such ratings, could adversely affect its ability to complete the Merger, its access to capital, its cost of capital and its other operating costs, and its ability to refinance or repay Black Hills’ existing debt and complete new financings, which could have a material adverse effect on Black Hills’ business, financial condition, results of operations or the trading price of its common stock or other securities.

The market prices of Black Hills Common Stock and other securities may be subject to fluctuation while the Merger is pending and after the Merger is completed.

The market price of Black Hills Common Stock and other securities may fluctuate significantly while the Merger is pending or after it is completed, and any adverse developments related to the Merger or otherwise could result in holders of Black Hills Common Stock or other securities losing some or all of the value of their investment. In addition, if the stock market experiences significant price and volume fluctuations, such fluctuations could be exacerbated by the pendency of the Merger, which could adversely affect the market for, or liquidity of, Black Hills Common Stock or other securities, regardless of Black Hills’ or the combined company’s actual operating performance.

Because the Merger Agreement contemplates that Black Hills will issue shares of Black Hills Common Stock to NorthWestern’s stockholders based upon a fixed exchange ratio, developments with respect to NorthWestern and its shares of common stock may affect Black Hills Common Stock irrespective of their relevance to standalone Black Hills and even though Black Hills may have no control over, or knowledge of, such developments. As a result, the market price of Black Hills Common Stock during the pendency of the Merger may not accurately reflect the value of Black Hills absent the Merger.

Black Hills is subject to contractual restrictions in the Merger Agreement that may hinder its operations while the Merger is pending. The corollary restrictions applicable to NorthWestern may not prevent NorthWestern from taking actions that are adverse to Black Hills or its stockholders.

The Merger Agreement includes certain customary restrictions with respect to the operation of Black Hills’ and NorthWestern’s respective businesses between the date of the Merger Agreement and the consummation of the Merger. These restrictions may prevent Black Hills from pursuing otherwise attractive business opportunities and making other changes to its business prior to completion of the Merger or termination of the Merger Agreement.

Despite these mutual restrictions, Black Hills and NorthWestern will continue to operate their businesses independently of one another during the pendency of the Merger. The restrictions in the Merger Agreement, which are subject to numerous exceptions, may not be adequate to prevent NorthWestern from taking actions that are adverse to Black Hills or its stockholders.

Black Hills will incur significant transaction and other costs in connection with the Merger.

Black Hills has incurred and expects to incur additional significant costs associated with the Merger, including transaction fees and costs of combining the operations of the two companies. Additional unanticipated costs also may be incurred in the integration of the businesses of Black Hills and NorthWestern. Any net benefit from any anticipated elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, may not be achieved in the near term or at all. Transaction costs could have a material adverse impact on the results of operations of Black Hills, and the failure to achieve the anticipated benefits and efficiencies from the Merger, or the incurrence of additional expenses, could have a material adverse impact on the results of operations of the combined company and its ability to pay dividends after closing. In turn, the current or future market value of Black Hills Common Stock or other securities could be adversely impacted.

The unaudited pro forma condensed combined consolidated financial information included in the Financial Statement Form 8-K does not purport to be, and likely is not, representative of the combined results of Black Hills and Northwestern after the Merger.

The unaudited pro forma condensed combined consolidated financial information in the Financial Statement Form 8-K is presented for informational purposes only. It does not purport to be indicative of the financial position or results of operations that would have actually occurred had the Merger been completed at or as of the dates indicated, nor is it indicative of the combined company’s future operating results or financial position. The unaudited pro forma condensed combined consolidated financial information in the Financial Statement Form 8-K does not reflect future events that may occur after the closing of the Merger, including the potential realization of operating efficiencies or costs related to the Merger, and does not consider potential market conditions on revenues or expenses. The unaudited pro forma condensed combined consolidated financial information in the Financial Statement Form 8-K is based in part on certain assumptions regarding the Merger that Black Hills believes are reasonable under the circumstances. Black Hills cannot assure you that its assumptions will prove to be accurate over time.

The Merger may not be accretive to Black Hills’ or NorthWestern’s earnings and may cause dilution to Black Hills’ or NorthWestern’s earnings per share, which may negatively affect the current or future market price of Black Hills Common Stock or other securities.

Black Hills currently anticipates that the Merger will be accretive to Black Hills’ forecasted earnings per share on a standalone basis, and NorthWestern currently anticipates that the Merger will be accretive to NorthWestern’s forecasted earnings per share on a standalone basis, in each case beginning in the first full calendar year after closing. These expectations are based on preliminary estimates any of which may prove to be incorrect or may change materially. Black Hills and NorthWestern may encounter additional transaction and integration-related costs other than those they currently anticipate, may fail to realize all of the benefits anticipated in the Merger or may be subject to other factors that affect preliminary estimates or the ability of either company to realize operational efficiencies. Any of these factors could cause a decrease in Black Hills’ and NorthWestern’s earnings per share, or negatively affect the current or future market price of Black Hills Common Stock or other securities.

If the Merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, certain NorthWestern stockholders may be required to pay substantial U.S. federal, state and/or local income taxes.

The Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and it is a condition to each party’s obligation to complete the Merger that it receive an opinion from counsel, dated as of the closing date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. However, the foregoing opinions of counsel will each be based on, among other things, the law in effect as of the date of the opinions, certain representations made by Black Hills and NorthWestern and certain assumptions, all of which must be consistent with the state of facts existing at the time of the Merger. If there is a change in law after the date of the opinions, or if any of these representations and assumptions are, or become, inaccurate or incomplete, an opinion may be invalid, and the conclusions reached therein could be jeopardized. In addition, no ruling has been or will be sought from the U.S. Internal Revenue Service (the “IRS”) as to the U.S. federal income tax consequences of the Merger and the other transactions contemplated by the Merger Agreement. There can be no assurance that the IRS will not assert, or that a court will not sustain, a position contrary to the conclusion set forth in any such opinion that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

If the Merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, each NorthWestern stockholder will recognize gain or loss, for U.S. federal—and applicable state and local—income tax purposes equal to the value of the Black Hills stock received in the Merger (plus any cash received in respect of fractional shares) minus the stockholder’s adjusted tax basis in the stockholder’s NorthWestern stock. Depending on the amount of gain, if any, that is recognized, a NorthWestern stockholder that is subject to U.S. federal, state, or local income taxes may incur a significant income tax liability.

Black Hills and/or NorthWestern may be subject to litigation challenging the Merger while it is pending, and an unfavorable judgment or ruling in any such lawsuits could prevent or delay the consummation of the Merger and/or result in substantial costs.

Lawsuits in connection with the Merger while it is pending may be filed against Black Hills, Northwestern, any parties to the Merger Agreement and/or their respective directors and officers, which could prevent or delay the consummation of the Merger and/or result in additional costs to us. The ultimate resolution of any such lawsuit cannot be predicted with certainty, and an adverse ruling in any such lawsuit may cause the Merger to be delayed or not to be completed and/or result in additional costs to Black Hills and NorthWestern, which could cause Black Hills and NorthWestern not to realize some or all of the anticipated benefits of the Merger. The defense or settlement of any lawsuit that remains unresolved at the time the Merger is consummated may adversely affect the combined company’s business, financial condition, results of operations and cash flows. Black Hills cannot currently predict the outcome of or reasonably estimate the possible loss or range of loss from any such lawsuit.

Risks Relating to the Combined Company Following Completion of the Merger

Failure to successfully combine the businesses of Black Hills and NorthWestern in the expected time frame or at all may adversely affect the future results of the combined company, and, consequently, the value of the Black Hills Common Stock.

The success of the Merger will depend, in part, on the ability of the combined company to realize in a timely fashion the anticipated benefits and efficiencies from combining the businesses of Black Hills and NorthWestern. The process of integration may reveal that benefits and efficiencies are less than anticipated and may result in additional expenses, all of which could reduce the anticipated benefits of the Merger.

Achieving the anticipated benefits of the Merger is subject to a number of uncertainties, including:

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whether United States federal and state public utility, antitrust and other regulatory authorities whose approval is required to complete the Merger impose conditions on the Merger, which may have an adverse effect on the combined company, including its ability to achieve the anticipated benefits of the Merger;
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the ability of the two companies to combine certain of their operations or take advantage of expected growth opportunities;
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general market and economic conditions;
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general competitive factors in the marketplace; and
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higher than expected costs required to achieve the anticipated benefits of the Merger.

Failure to achieve the anticipated benefits and efficiencies from the Merger, or the occurrence of additional expenses, could have a material adverse impact on the results of operations of the combined company and its ability to pay dividends after closing. In turn, the market value of the combined company’s common stock could be adversely impacted.

Black Hills stockholders will have a reduced ownership and voting interest after the Merger and will exercise less influence over management.

It is currently anticipated that Black Hills stockholders and NorthWestern stockholders will hold approximately 56 percent and 44 percent, respectively, of the combined company’s common stock then-issued and outstanding after the completion of the Merger. Consequently, Black Hills stockholders, as a group, will have reduced ownership and voting power in the combined company compared to their current ownership and voting power in Black Hills. As a result of the reduced ownership percentages, current Black Hills stockholders will have less influence on the management and policies of the combined company than they had with Black Hills. Further, provisions of the Merger Agreement will result in individuals designated by NorthWestern, and not previously subject to a vote of Black Hills stockholders, holding five out of eleven positions on the Black Hills board of directors and there will be changes to the management of Black Hills.

The market price of Black Hills Common Stock after the completion of the Merger may be affected by factors different from those that historically have affected or currently affect Black Hills Common Stock.

Upon completion of the Merger, NorthWestern stockholders who receive Merger consideration will become holders of Black Hills Common Stock, which will trade on the NYSE or other mutually-agreeable exchange under a new name and ticker to be announced. Black Hills’ business differs from that of NorthWestern and certain adjustments may be made to the combined company as a result of the Merger. The financial position of the combined company after completion of the Merger may differ from Black Hills’ financial position before the completion of the Merger, and the results of operations and/or cash flows of Black Hills after the completion of the Merger may be affected by factors different from those currently affecting the financial position or results of operations and/or cash flows of Black Hills and NorthWestern, respectively. Accordingly, the market price of Black Hills Common Stock after the completion of the Merger may be affected by factors different from those currently affecting the market prices of Black Hills Common Stock and NorthWestern Common Stock, respectively, in the absence of the Merger. In addition, general fluctuations in stock markets could adversely affect the market for, or liquidity of, Black Hills Common Stock, regardless of the combined company’s actual operating performance.

Each of Black Hills and NorthWestern may have liabilities that are not known to the other party.

Each of Black Hills and NorthWestern may have liabilities that the other party failed, or was unable, to discover in the course of performing its respective due diligence investigations. Black Hills and NorthWestern may learn additional information about the other party that materially adversely affects it, such as unknown or contingent liabilities and liabilities related to compliance with applicable laws. As a result of these factors, the combined company may incur additional costs and expenses and may be forced to later write-down or write-off assets, restructure operations or incur impairment or other charges that could result in the combined company reporting losses. Even if Black Hills’ and NorthWestern’s respective due diligence has identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with its expectations. If any of these risks materialize, this could adversely affect the combined company’s financial condition and results of operations and could contribute to negative market perceptions about, or price movements of, the combined company’s common stock following the Merger.

Each of NorthWestern and Black Hills and their respective subsidiaries has substantial amounts of indebtedness. Consequently, the combined company will have substantial indebtedness following the Merger. As a result, the rating of the combined company’s indebtedness could be downgraded, and it may be difficult for the combined company to pay or refinance its debts or take other actions, and the combined company may need to divert its cash flow from operations to debt service payments.

The combined company’s debt service obligations with respect to this indebtedness could have an adverse impact on its earnings and cash flows for as long as the indebtedness is outstanding.

The combined company’s indebtedness could also have important consequences to holders of Black Hills Common Stock. For example, it could:

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make it more difficult for the combined company to pay or refinance its debts as they become due during adverse economic and industry conditions because any decrease in revenues could cause the combined company to not have sufficient cash flows from operations to make its scheduled debt payments;
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require a substantial portion of the combined company’s cash flows from operations to be used for debt service payments, thereby reducing the availability of its cash flow to fund working capital, capital expenditures, acquisitions, dividend payments and other general corporate purposes;
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result in a downgrade in the rating of the combined company’s indebtedness, which could limit its ability to borrow additional funds or increase the interest rates applicable to its indebtedness;
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increasing the risk of default on debt obligations of the combined company;
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limiting the flexibility of the combined company in planning for or reacting to changes in its business and the industry in which it operates;
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increasing the exposure of the combined company to a rise in interest rates, which would generate greater interest expense or the costs of obtaining applicable interest rate fluctuation hedges; or
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require that additional or more stringent terms, conditions or covenants be placed on Black Hills.

There can be no assurance that the combined company will be able to repay or refinance such borrowings and obligations.

In addition, the Merger will result in NorthWestern becoming a wholly owned subsidiary of Black Hills. The combined company may decide to incur additional indebtedness at subsidiaries of Black Hills, which could have an effect on outstanding securities, including because such subsidiary indebtedness is “structurally senior” to the indebtedness of its parent company with respect to the assets of such subsidiary.

The future results of the combined company following the Merger will suffer if the combined company does not effectively manage its expanded operations.

Following the Merger, the size, geographic footprint and complexity of the combined company will increase significantly compared to the business of each of Black Hills and NorthWestern. The combined company’s future success will depend, in part, upon its ability to manage this expanded business, which will pose substantial challenges for management, including challenges related to the management and monitoring of new operations and geographies and associated increased costs and complexity. The combined company may also face increased scrutiny from, and/or additional regulatory requirements of, governmental authorities as a result of the significant increase in the size, geographic footprint and complexity of its business. There can be no assurances that the combined company will be successful or that it will realize the expected operating efficiencies, cost savings or other benefits currently anticipated from the Merger.

There is no guarantee that the combined company will declare and pay dividends following the Merger.

Although each of Black Hills and NorthWestern has returned capital to its respective stockholders in the past, including through cash dividends on their respective shares of common stock, the board of directors of the combined company may determine not to declare dividends or use other means to return capital to its stockholders in the future or may reduce the amount, proportion or rate of capital returned to its stockholders through dividends or other means in the future. Decisions on whether, when, by what means and in what amounts to return capital to its stockholders will remain in the discretion of the board of directors of the combined company (as reconstituted following the Merger). Any dividend payment or share repurchase amounts will be determined by the board of directors of the combined company from time to time, and it is possible that the board of directors of the combined company may increase or decrease the amount of dividends paid or shares repurchased in the future, or determine not to declare dividends and/or repurchase shares in the future, at any time and for any reason. Black Hills expects that any such decisions will depend on the combined company’s financial condition, results of operations, cash balances, cash requirements, future prospects, the outlook for commodity prices and other considerations that the board of directors of the combined company deems relevant, including, but not limited to:

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whether the combined company has enough discretionary cash flow to return capital to its stockholders due to its cash requirements, capital spending plans, cash flows or financial position;
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the combined company’s desire to maintain or improve the credit ratings on its debt; and
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applicable restrictions under South Dakota law. Stockholders should be aware that they have no contractual or other legal right to dividends that have not been declared.

The combined company is expected to record a significant amount of goodwill as a result of the Merger, and such goodwill could become impaired in the future.

Accounting standards in the United States require that one party to the Merger be identified as the acquirer. In accordance with these standards, the Merger will be accounted for as an acquisition of NorthWestern’s Common Stock by Black Hills and will follow the acquisition method of accounting for business combinations. NorthWestern assets and liabilities will be consolidated with those of Black Hills on the combined company’s financial statements. The excess of the purchase price over the fair values of NorthWestern’s assets and liabilities will be recorded as goodwill.

Black Hills will be required to assess goodwill for impairment at least annually. To the extent goodwill becomes impaired, Black Hills may be required to incur material charges relating to such impairment. Such a potential impairment charge could have a material impact on Black Hills’ future operating results and statements of financial position which may, in turn, have a material adverse effect on the trading price or liquidity of Black Hills securities.

Black Hills’ ability to utilize its and/or NorthWestern’s historic net operating loss carryforwards and certain other tax attributes may be limited.

As of December 31, 2024, NorthWestern had U.S. federal net operating loss carryforwards (“NOLs”) of approximately $486.6 million, which do not expire. As of December 31, 2024, Black Hills had NOLs of approximately $547.2 million, which also do not expire. However, the NOLs of each of NorthWestern and Black Hills can only be used to offset 80% of U.S. federal taxable income. Black Hills’ ability to utilize these NOLs and other tax attributes to reduce future taxable income following the closing of the Merger depends on many factors, including its future income, which cannot be assured, and which will be determined after the Merger on a consolidated basis with that of NorthWestern. It is possible that the amount of NOLs and other tax attributes that Black Hills is able to utilize in any tax period ending after the closing of the Merger may be less than the amount that Black Hills and NorthWestern together (or either of them separately) would have been able to use had the Merger not taken place.

Additionally, Section 382 of the Code (“Section 382”) and Section 383 of the Code generally impose an annual limitation on the amount of NOLs and certain other tax attributes that may be used to offset taxable income when a corporation has undergone an “ownership change” (as determined under Section 382). An ownership change generally occurs if one or more stockholders (or groups of stockholders) who are each deemed to own at least 5% of such corporation’s stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. In the event that an ownership change occurs with respect to Black

Hills and/or NorthWestern, utilization of Black Hills and/or NorthWestern’s NOLs would be subject to an annual limitation under Section 382, generally determined by multiplying (1) the fair market value of its stock at the time of the ownership change by (2) the long-term tax-exempt rate published by the IRS for the month in which the ownership change occurs, subject to certain adjustments. Any unused annual limitation may be carried over to later years.

The completion of the Merger may cause Black Hills and/or NorthWestern to undergo an ownership change under Section 382, which would trigger a limitation (calculated as described above) on Black Hills’ ability to utilize its and/or NorthWestern’s historic NOLs and other tax attributes.

Future sales or issuances of Black Hills Common Stock could have a negative impact on the Black Hills Common Stock price.

Under the terms of the Merger Agreement, NorthWestern stockholders will receive a fixed exchange ratio of 0.98 shares of Black Hills Common Stock for each share of NorthWestern Common Stock they own at the close of the Merger. Based on the 61,393,380 shares of NorthWestern Common Stock outstanding as of July 25, 2025, Northwestern stockholders would receive approximately 60,165,512 shares of Black Hills Common Stock upon the closing of the Merger. The treatment of outstanding equity awards of each of Black Hills and NorthWestern will vary depending on the type of award, its terms and conditions, and determinations made or to be made by each company or its board of directors, but additional shares, or cash in respect of share equivalents, would be issued to settle equity awards, and such shares are not reflected in the share totals included in the preceding sentence. The Black Hills Common Stock that NorthWestern stockholders will receive upon the exchange of NorthWestern Common Stock for the Merger consideration or in settlement of outstanding equity awards generally may be sold immediately in the public market. It is possible that some former NorthWestern stockholders may seek to sell some or all of the shares of Black Hills Common Stock they receive as Merger consideration, and the Merger Agreement contains no restriction on the ability of former NorthWestern stockholders to sell such shares of Black Hills Common Stock following completion of the Merger. Other Black Hills stockholders may also seek to sell shares of Black Hills Common Stock held by them following completion of the Merger. These sales or other dispositions of a significant number of shares of Black Hills Common Stock (or the perception that such sales or other dispositions may occur), coupled with the increase in the outstanding number of shares of Black Hills Common Stock as a result of the Merger (as well as any increase resulting from future issuances of Black Hills Common Stock), may affect the market for Black Hills Common Stock in an adverse manner and may cause the price of Black Hills Common Stock to fall.

Future disclosures relating to the Merger may not align with investor expectations.

In connection with the Merger, Black Hills expects to file a registration statement on Form S-4, including a joint proxy statement and prospectus. Information that will be contained in such registration statement and other future disclosures relating to the Merger, which are expected to include (among other things) detailed background about the process leading the Merger, prospective financial information reviewed by the Black Hills board of directors in connection with the Merger, and updated historical financial information of NorthWestern and pro forma financial information of the combined company, may not align with investor expectations. Such disclosures, the anticipation of such disclosures, or reactions to such disclosures could have an adverse effect on the business of Black Hills and trading price or liquidity of Black Hills Common Stock or other securities. Persons making investment decisions about Black Hills securities prior to such disclosures will be required to do so without the benefit of such information and with the risk that such information may not align with their expectations or that it may have an unexpected impact on Black Hills or the trading price or liquidity of its securities.